Exhibit 99.1

Houston American Energy To Explore Strategic Alternatives

Houston, Texas – July 19, 2012 – Houston American Energy Corp. (NYSE MKT: HUSA) today announced that its Board of Directors has approved the exploration of strategic alternatives for the Company.  The Company intends to engage an investment banking firm to assist in the evaluation of a broad range of financial and strategic alternatives, including, but not limited to, seeking additional financing to support the long-term development of its oil and gas properties, seeking financial and/or industry partners to participate in the development of its properties, selling some of or all of the Company’s assets or interests in those assets, and the possible sale of the Company, among other alternatives.

No decision has been made to enter into a transaction at this time, and there can be no assurance the Company will enter into a transaction in the future.   The Company does not plan to disclose or comment on developments regarding the strategic review process until it is complete or further disclosure is deemed appropriate.

About Houston American Energy Corp.

Based in Houston, Texas, Houston American Energy Corp is an independent energy company with interests in oil and natural gas wells and prospects. The Company's business strategy includes a property mix of producing and non-producing assets with a focus on Colombia, Texas and Louisiana. Additional information can be accessed by reviewing our Form 10-K and other periodic reports filed with the Securities and Exchange Commission.

For additional information, view the Company's website at www.houstonamericanenergy.com or contact the Houston American Energy Corp. at (713) 222-6966.

Forward-Looking Statements

Disclosures in this press release may contain forward-looking statements relating to anticipated or expected events, activities, trends or results.  Forward-looking statements, can be identified by the use of forward looking terminology such as "believes," "suggests," "expects," "may," "goal," "estimates," "should," "likelihood," "plans," "targets," "intends," "could," or "anticipates," or the negative thereof, or other variations thereon, or comparable terminology, or by discussions of strategy or objectives. Because forward-looking statements relate to matters that have not yet occurred, these statements are inherently subject to risks and uncertainties. Such statements are made to provide the public with management’s current assessment of the Company’s business, and it should not be assumed that actual results will prove these statements to be correct. Security holders are cautioned that such forward-looking statements involve risks and uncertainties. The forward-looking statements contained in this press release speak only as of the date of this press release, and the Company expressly disclaims any obligation or undertaking to report any updates or revisions to any such statement to reflect any change in the Company’s expectations or any change in events, conditions or circumstances on which any such statement is based. Certain factors may cause results to differ materially from those anticipated by some of the statements made in this release. Please carefully review our filings with the SEC as we have identified many risk factors that impact our business plan.